UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

TransAtlantic Petroleum Ltd. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”) on May 27, 2014, to (i) elect seven directors to the board of directors, each for a one-year term (“Proposal 1”), (ii) appoint KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and to authorize the audit committee to determine their remuneration (“Proposal 2”), and (iii) hold an advisory vote on executive compensation (“Proposal 3”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 23, 2014.

The table below shows the final results of the voting at the Annual Meeting:

	Votes Cast in Favor	Votes Cast Against	Votes Withheld	Broker Non-Votes
Proposal 1
N. Malone Mitchell 3rd	20,708,973	143,241	38,473	11,685,717
Bob G. Alexander	20,672,705	153,601	64,381	11,685,717
Brian E. Bayley	20,514,044	308,247	68,396	11,685,717
Charles J. Campise	20,530,323	295,482	64,882	11,685,717
Marlan W. Downey	20,673,060	152,495	65,132	11,685,717
Gregory K. Renwick	20,693,815	131,990	64,882	11,685,717
Mel G. Riggs	20,409,828	415,977	64,882	11,685,717

	Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
Proposal 2	32,029,916	373,238	173,250	—

Proposal 3	20,599,244	243,396	48,048	11,685,716

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary